Exhibit 99.1

Investor Contact: Cinda Bowling Vice President — Investor Relations Cinda.Bowling@mrcpvf.com P: 304-348-5877
Announcement

McJunkin Red Man Holding Corporation Announces
Second Quarter 2011 Financial Results
Houston, TX — August 12, 2011: McJunkin Red Man Holding Corporation (MRC), the largest global distributor of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors based on sales, today announced its second quarter 2011 financial results.
For the second quarter of 2011, the Company generated sales of $1.17 billion, up 26% from sales of $927 million in the second quarter of 2010 and up 18% from sales of $992 million in the first quarter of 2011. For the first six months of 2011 sales increased 21% to $2.16 billion from $1.79 billion during the first six months of 2010. These increases were primarily due to strengthening in MRC’s upstream and midstream end markets, which have been driven largely by improved activity levels in the oil and natural gas shale regions, and improvements in the overall business environment.
Gross margin was $173 million, or 14.8% of sales, in the second quarter of 2011, compared with $117 million, or 12.7% of sales, in the second quarter of 2010, and $147 million, or 14.8% of sales, in the first quarter of 2011. Gross margin for the first six months of 2011 was $320 million, or 14.8% of sales, compared to $247 million, or 13.8%, for the same period in 2010.
Beginning in the second quarter of 2011, we elected to reflect depreciation and amortization, including the amortization of intangible assets, in our reported gross margins rather than as a separate component of operating expenses. Gross margins referenced herein for prior periods have been revised to reflect results on a consistent basis. In order to maintain the visibility of each of the components of our gross margins, to facilitate more detailed period to period comparisons, and to enable comparisons to our competitors who do not have such comparable expenses, we are also reporting Adjusted Gross Margins, which exclude depreciation and amortization, as well as the impact of our last-in, first-out (LIFO) inventory costing methodology. A reconciliation of Adjusted Gross Margin to reported gross margins is included herein.
Commenting on the Company’s results, Andrew R. Lane, Chairman, President and Chief Executive Officer, stated, “Our end markets in North America continue to improve. It was a solid quarter for us with 26% year-on-year quarterly revenue growth and improved profitability. We increased our inventories by $69 million during the quarter due to the increase in current and forecasted demand. We expect a good level of activity in the second half of 2011.”
For the second quarter of 2011, selling, general and administrative expenses (“SG&A”) increased $12 million (11%) compared to the same quarter in 2010.  Compared to the first quarter of 2011, SG&A expenses increased $8  million (8%). For the first six months of 2011, SG&A expenses increased $19 million (9%) over the comparable period in 2010.   These increases are attributable primarily to an increase in variable personnel expenses and the inclusion in 2011 of the on-going and one-time expenses relating to the mid-2010 acquisitions in the Eagle Ford and Bakken shales, and the June 2011 acquisition of Stainless Pipe and Fittings in Australia.
The Company generated operating income of $50 million in the second quarter of 2011, as compared to $7 million for the second quarter of 2010 and $32 million in the first quarter of 2011. For the first six months of 2011, the Company generated operating income of $82 million, compared to operating income of $29 million for the same period in 2010, an increase of $53 million.
The Company’s net income for the second quarter of 2011 was $4.7 million, compared to a net loss of $15.9 million for the second quarter of 2010 and a net loss of $1.1 million in the first quarter of 2011. For the first six months of 2011 the Company’s net income was $3.6 million, compared to a net loss of $27.8 million for the same period in 2010.
Adjusted EBITDA was $91 million for the second quarter of 2011, compared to $56 million for the same period in 2010. See the table attached hereto for a reconciliation of Adjusted EBITDA to net income and net loss. Sequentially, Adjusted EBITDA for the second quarter of 2011 increased by $31 million compared to the first quarter of 2011. Adjusted EBITDA was $151 million for the first six months of 2011, compared to $105 million for the same period in 2010. The increase in Adjusted EBITDA was due primarily to an increase in gross margins.
On June 8, we closed on our acquisition of Stainless Pipe and Fittings Australia (SPF). SPF expands our presence in the active Australian market and provides us with an Asian “PFF hub” for further “PVF” expansion as well as a Middle East base for further growth. The SPF acquisition is very complementary to our 2009 acquisition of Transmark Fcx.
The Company’s net working capital at June 30, 2011 was $975 million, compared to $843 million at December 31, 2010. The current year increase is the result of improving business conditions requiring greater working capital, as well as the June acquisition of SPF. These working capital additions are seen in the cash used by operations for the second quarter of 2011, which was $57 million.
On June 14, 2011, MRC and certain of its subsidiaries entered into a new $1.05 billion asset based revolving credit facility. The proceeds of this facility were used to replace the existing operating lines in the U.S. and Canada, enabling us to streamline our capital structure while extending maturities and reducing borrowing rates. In connection with the refinancing of these previously existing credit facilities, we incurred a non-recurring, non-cash charge of $9.5 million during the second quarter.
Mr. Lane continued, “I’m very pleased with the significant improvement in operating income from last year and the positive net income for the quarter. The new $1.05 billion asset based revolving credit facility is the second phase of our long term debt restructuring plan following our 2009 issuance of $1.05 billion of corporate bonds. We now have a capital structure in place that meets our current needs through 2016. I’m also very pleased to add SPF to MRC. The acquisition of SPF is the next step in our international growth strategy and will lead to future growth in Australia, Asia, and the Middle East.”

About McJunkin Red Man
Headquartered in Houston, Texas with corporate offices in Charleston, West Virginia and Tulsa, Oklahoma and operations centers in Calgary, Alberta, Canada and Bradford, United Kingdom, MRC is the largest global distributor of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors, based on sales, and supplies these products and services across each of the upstream, midstream and downstream markets.
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, for example, statements about the Company’s business strategy, its industry, its future profitability, growth in the Company’s various markets and the Company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions. These forward-looking statements are not guarantees of future performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s registration statement on Form S-4, which is available on the SEC’s website at www.sec.gov and on the Company’s website, www.mrcpvf.com.
Undue reliance should not be placed on the Company’s forward-looking statements. Although forward-looking statements reflect the Company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.
www.mrcpvf.com

Houston Corporate Headquarters	Charleston Corporate Office	Tulsa Corporate Office
2 Houston Center	835 Hillcrest Drive	8023 E. 63rd Place
909 Fannin, Suite 3100	Charleston, WV 25311	Tulsa, OK 74133
Houston, TX 77010	P: 800.624.8603	P: 800.666.3776
P: 877-294-7574

McJunkin Red Man Holding Corporation
Condensed Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash	$39,437	$56,202
Accounts receivables, net	708,563	596,404
Inventories, net	852,161	765,367
Income taxes receivable	29,504	32,593
Other current assets	13,312	10,209

Total current assets	1,642,977	1,460,775

Other assets:
Debt issuance costs, net	28,294	32,211
Assets held for sale	1,790	12,722
Other assets	13,337	14,212

	43,421	59,145
Fixed Assets:
Property, plant and equipment, net	108,921	104,725

Intangible assets:
Goodwill	561,783	549,384
Other intangible assets, net	800,197	817,165

	1,361,980	1,366,549

	$3,157,299	$2,991,194

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$492,700	$426,632
Accrued expenses and other liabilities	99,093	102,807
Deferred revenue	5,055	18,140
Deferred income taxes	70,877	70,636

Total current liabilities	667,725	618,215

Long-term obligations:
Long-term debt, net	1,462,368	1,360,241
Deferred income taxes	298,847	303,083
Other liabilities	19,376	19,897

	1,780,591	1,683,221

Stockholders’ equity	708,983	689,758

	$3,157,299	$2,991,194

McJunkin Red Man Holding Corporation
Condensed Consolidated Income Statement (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2011	2010	2011	2011	2010

Sales	$1,168,039	$926,905	$991,813	$2,159,852	$1,785,187
Cost of sales	995,341	809,485	844,847	1,840,188	1,538,295

Gross margin	172,698	117,420	146,966	319,664	246,892

Selling, general and administrative expenses	122,500	110,115	114,812	237,312	218,203

Operating income	50,198	7,305	32,154	82,352	28,689

Other income (expense):
Interest expense	(34,524)	(34,350)	(33,500)	(68,024)	(69,689)
Write off of debt issuance costs	(9,450)	—	—	(9,450)	—
Change in fair value of derivative instruments	1,624	(1,558)	1,868	3,492	(5,621)
Other, net	(695)	1,273	(2,340)	(3,035)	913

	(43,045)	(34,635)	(33,972)	(77,017)	(74,397)

Income (Loss) before income taxes	7,153	(27,330)	(1,818)	5,335	(45,708)
Income tax (benefit)	2,475	(11,407)	(690)	1,785	(17,885)

Net income (loss)	$4,678	$(15,923)	$(1,128)	$3,550	$(27,823)

Basic income (loss) per common share	$0.03	$(0.09)	$(0.01)	$0.02	$(0.16)
Diluted income (loss) per common share	$0.03	$(0.09)	$(0.01)	$0.02	$(0.16)
Dividends per common share	$—	$—	$—	$—	$—

McJunkin Red Man Holding Corporation
Condensed Consolidated Statement of Cash Flows (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,	June 30,
	2011	2010
Operating activities
Net income (loss)	$3,550	$(27,823)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization expense	8,165	8,137
Amortization of intangibles	25,068	27,360
Equity-based compensation expense	2,442	2,166
Deferred income tax (benefit) expense	(5,325)	3,001
Amortization of debt issuance costs	5,373	5,878
Write off of debt issuance costs	9,450	—
Increase in LIFO reserve	27,700	36,968
Change in fair value of derivative instruments	(3,492)	5,621
Hedge termination	—	(24,797)
Provision for uncollectible accounts	315	(2,044)
Write down of inventory	—	362
Nonoperating losses and other items not providing cash	1,148	(1,148)
Changes in operating assets and liabilities:
Accounts receivable	(79,305)	(43,561)
Inventories	(73,137)	(902)
Income taxes	2,834	(7,675)
Other current assets	(1,511)	(22)
Accounts payable	39,654	27,402
Deferred revenue	(13,101)	(3,057)
Accrued expenses and other current liabilities	(7,184)	(6,771)

Net cash used in operations	(57,356)	(905)

Investing activities
Purchases of property, plant and equipment	(5,318)	(7,269)
Proceeds from the disposition of property, plant and equipment	612	987
Acquisition of The South Texas Supply Company, Inc., net of cash acquired of $781	—	(2,938)
Acquisition of Stainless Pipe and Fittings Australia Pty. Ltd., net of cash acquired of $1,900	(35,305)	—
Proceeds from the sale of assets held for sale	10,594	6,825
Other investment and notes receivable transactions	961	(818)

Net cash used in investing activities	(28,456)	(3,213)

Financing activities
Net advances from (payments on) revolving credit facilities	77,676	(49,762)
Proceeds from issuance of senior secured notes	—	47,897
Debt issuance costs paid	(9,131)	(1,660)
Proceeds from exercise of stock options	3	—

Net cash provided by (used in) financing activities	68,548	(3,525)

(Decrease) in cash	(17,264)	(7,643)
Effect of foreign exchange rate on cash	499	(3,742)
Cash — beginning of period	56,202	56,244

Cash — end of period	$39,437	$44,859

McJunkin Red Man Holding Corporation
Supplemental Information (Unaudited)
Calculation of Adjusted Gross Margin
(Dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2011	2010	2011	2011	2010

Gross margin, as reported	$172.7	$117.4	$147.0	$319.7	$246.9
Depreciation and amortization	4.2	4.1	4.0	8.2	8.1
Amortization of intangibles	12.7	13.6	12.4	25.1	27.4
Increase in LIFO reserve	17.6	30.1	10.1	27.7	37.0

Adjusted Gross Margin	$207.2	$165.2	$173.5	$380.7	$319.4

Note to above:
We define Adjusted Gross Margin as reported gross margin plus depreciation and amortization, amortization of intangibles, and LIFO expense. The Company has included Adjusted Gross Margin as a supplemental disclosure because management believes Adjusted Gross Margin is a meaningful indicator of our operating performance without regard to items such as amortization of intangibles and LIFO impacts on cost of sales, that can vary substantially from company to company depending upon the nature and extent of acquisitions they have been involved in and inventory costing methodology.
We sometimes use information derived from our consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to GAAP measures. Above is a presentation of Adjusted Gross Margin including a reconciliation to gross margin, as reported, the most comparable GAAP measure. The following page includes a presentation of Adjusted EBITDA including a reconciliation to net income.

McJunkin Red Man Holding Corporation
Supplemental Information (Unaudited)
Calculation of Adjusted EBITDA
(Dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2011	2010	2011	2011	2010

Net income (loss)	$4.7	$(15.9)	$(1.1)	$3.6	$(27.8)
Income tax expense (benefit)	2.5	(11.4)	(0.7)	1.8	(17.9)
Interest expense	34.5	34.3	33.5	68.0	69.7
Write off of debt issuance costs	9.5	—	—	9.5	—
Depreciation and amortization	4.2	4.1	4.0	8.2	8.1
Amortization of intangibles	12.7	13.6	12.4	25.1	27.4
Increase in LIFO reserve	17.6	30.1	10.1	27.7	37.0
Change in fair value of derivative instruments	(1.6)	1.6	(1.9)	(3.5)	5.6
Share based compensation expense	1.0	1.2	1.5	2.5	2.2
Legal and consulting expenses	3.4	0.9	1.2	4.6	0.9
(Gains) losses on asset sales	1.0	(0.1)	0.4	1.4	0.6
Other non-recurring and non-cash expenses (1)	1.1	(2.3)	0.6	1.7	(1.2)

Adjusted EBITDA(2)	$90.6	$56.1	$60.0	$150.6	$104.6

(1)	Other non-recurring and non-cash expenses include transaction-related expenses, pre-acquisition EBITDA of SPF, and other items added back to net income pursuant to our debt agreements.

(2)	For purposes of computing Adjusted EBITDA, we have added back the increase in our LIFO reserve for all periods presented. Such amounts would not be added back for similar calculations computed for purposes of the indenture governing the Company’s senior secured notes.
Note to above:
Adjusted EBITDA consists of net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and other non-recurring, non-cash charges (such as gains/losses on the early extinguishment of debt, changes in the fair value of derivative instruments and goodwill impairment), and plus or minus the impact of our LIFO costing methodology. The adjustment for the impact of our LIFO inventory costing methodology is something we elected to do beginning in the second quarter of 2011 based on the non-cash nature of the charge and the significance of the charge to our results. Adjusted EBITDA referenced herein for prior periods has been revised to reflect the results on a consistent basis. The Company has included Adjusted EBITDA as a supplemental disclosure because management believes Adjusted EBITDA is an important measure under its indenture and ABL credit facility and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.